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                                                                    Exhibit 10.2

           Resignation Agreement dated as of January 26, 2001 between Registrant and Murray Hidary



                              RESIGNATION AGREEMENT
                              ---------------------
                  This RESIGNATION AGREEMENT is dated as of January 26, 2001, and is entered into between EarthWeb, Inc., a Delaware corporation (the "Company"), and Murray Hidary (the "Executive").
                  WHEREAS, Executive and the Company are parties to an employment agreement, dated January 1, 1995 (the "Employment Agreement"), as amended by that certain intercompany services agreement, dated October 25, 1996 (the "Intercompany Services Agreement");
                  WHEREAS, Executive and the Company have mutually agreed it to be in the best interests of each party to terminate Executive's employment under the Employment Agreement;
                  WHEREAS, Executive and the Company have mutually agreed to embody in this Agreement the terms and conditions applicable to Executive's termination of employment with the Company.
                  NOW, THEREFORE, the parties hereby agree:
          1. Termination Date. Executive's termination of employment with the Company is effective as of the date hereof (the "Termination Date"). Executive hereby resigns as Executive Vice President and Treasurer. Executive shall remain a director of the Company, subject to renomination and reelection in accordance with the Company's charter and bylaws.

          2. Company Property. Except as otherwise provided herein, Executive shall immediately return to the Company all Company-owned property in his possession.

          3. Termination Benefits. (a) Commencing as of the Termination Date, in full satisfaction of the Company's obligations under the Employment Agreement and the Intercompany Services Agreement, the Company shall pay to Executive (i) in accordance with the Company's prevailing payroll practices, severance payments equal to Executive's current monthly salary, for a period of twenty-five months (the "Severance Period"), and (ii) the unpaid portion of Executive's bonus for 2000, based on an aggregate bonus of 25% of Executive's current annual salary. In addition, to the extent permissible under the Company's health plans, until the earlier of (A) one-year from the Termination Date, or (B) the date on which Executive is eligible for coverage under another group insurance plan, the Executive shall continue to receive any health, dental and vision benefits provided to him immediately prior to the Termination Date.

                  (b) Notwithstanding any provision of any option plan or agreement to the contrary, all vested options held by Executive on the Termination Date shall remain exercisable by Executive for a period of one-year following the Termination Date and shall thereafter terminate to the extent not exercised. As of the Termination Date, all unvested shall terminate immediately.

                  (c) The Company shall transfer ownership to Executive of (i) his Company provided laptop computer, and (ii) the items contained in Executive's office; provided, however, that Executive shall not retain any confidential or proprietary information.
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                  (d) The Company shall provide Executive (i) email and
voicemail access for the greater of (x) the period expiring on the first anniversary of the date hereof, or (y) the period Executive remains a director of the Company, (ii) forwarding of Executive's mail to an address provided by Executive for a period not to exceed one-year, and (iii) three-months of technology transition support.

          4. Benefit Plans. Except as otherwise specifically provided in this Agreement or by law or by any employee benefit plan, Executive's participation in all employee benefit plans and Executive compensation plans and practices of the Company shall terminate on the Termination Date, and there shall be no other payments or benefits payable to Executive by the Company, including, but not limited to, any other salary, bonus, commissions, fees, benefits, or other payments of any nature whatsoever.

          5. Taxes. The payments due to Executive under this Agreement shall be subject to reduction to satisfy all applicable Federal, state and local withholding tax obligations.

          6. Payment Upon Death. Executive's rights and obligations under this Agreement are not transferable. However, if Executive should die while any amounts would still be payable to him hereunder, all such amounts shall be payable to Executive's estate, heirs, executors or beneficiaries in accordance with the terms hereof.

          7. Restrictive Covenants. The Covenants set forth in Sections 11, 12 and 13 of the Employment Agreement shall continue to apply after the Termination Date in accordance with their terms.

          8. Release and Waiver of Claims. (a) Effective as of the Termination Date, subject to Section 9 hereof, in consideration of the payments, benefits, and other consideration provided to Executive under this Agreement, Executive, for himself and his family, heirs, executors, administrators, legal representatives, and their respective successors and assigns, hereby releases and forever discharges the Company, and all of its subsidiaries, officers, directors, employees, agents, stockholders, representatives, and their successors and assigns (collectively, "Company Entities"), from all rights, claims or demands Executive may have, arising at any time on or before the date hereof, based on his employment with any Company Entity or the termination of that employment, including without limitation any claims under the Employment Agreement. This includes a release of any and all rights, claims or demands Executive may have, whether known or unknown, under Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; or under any other federal, state or local laws or regulations regarding employment discrimination or termination of employment. This also includes a release by Executive of any claims for wrongful discharge under any statute, rule, regulation or under the common law. Executive hereby agrees never individually or with any person to file, or commence the filing of, any charges, lawsuits, complaints or proceedings with any governmental agency, or against any Company Entity, with respect to any of the matters released by Executive pursuant to this Section 8.

                  (b) Effective as of the Termination Date, the Company hereby releases and forever discharges Executive, his family, heirs, executors, administrators, legal representatives, and their respective successors and assigns, from all rights, claims or demands the Company may have, arising at any time on or before the date hereof, based on his employment with any
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Company Entity or the termination of that employment. This paragraph shall not apply to any rights or claims that the Company may have for a breach or enforcement of this Agreement, or any surviving provision of the Employment Agreement expressly set forth herein.

          9. Rights Not Released or Waived. Section 8 hereof notwithstanding, by signing this Agreement, Executive shall not have relinquished his right to (i) benefits in accordance with the provisions of any Company retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended, or
(ii) enforce the provisions of this Agreement.

         10. Non-Admission. Each of Executive and the Company expressly acknowledge that this Agreement does not constitute an admission by the either party of any violation of any employment law, regulation, ordinance, or administrative procedure, or any other federal, state, or local law, common law, regulation or ordinance, liability for which is expressly denied.

         11. Non-Disparagement. Executive agrees that, except as required by applicable law, or compelled by process of law, at any time following the date hereof, neither he, nor anyone acting on his behalf, shall hereafter (a) make any derogatory, disparaging or critical statement about the Company, or any of the Company's current officers, directors, employees, shareholders or lenders or any persons who were officers, directors, employees, shareholders or lenders of the Company; or (b) without the Company's prior consent (which shall not be unreasonably withheld), communicate, directly or indirectly, with the press or other media, concerning the present business of the Company or of any Company Entities; provided, however, that nothing herein shall prevent Executive from speaking, giving interviews or otherwise communicating concerning issues common to co-foounders of a company. The Company agrees that, except as required by applicable law, or compelled by process of law, neither it, nor anyone acting on its behalf, shall hereafter (a) make any derogatory, disparaging or critical statement about Executive; or (b) without Executive's prior written consent, communicate, directly or indirectly, with the press or other media, concerning Executive.

         12. Reference. Upon request, each member of the Board of Directors of the Company shall provide to executive a letter of recommendation.

         13. Confidentiality of Agreement. Executive and the Company hereby agree to keep the terms of this Agreement confidential. The obligations of Executive and the Company under this Section 13 shall not apply to disclosures required by applicable law, regulation or order of a court or governmental agency, to either parties counsel, or to Executive's immediate family.

         14. Opportunity for Advice. By signing this Agreement, Executive acknowledges that with the advice of the Company, he has had a reasonable opportunity to consider advice from his legal counsel. Fully understanding these terms, Executive is entering into this Agreement knowingly and voluntarily.

         15. Entire Agreement. This Agreement represents the entire agreement of the parties with respect to Executive's employment and termination thereof. Except as specifically provided herein, this Agreement shall supersede all prior oral and written agreements, arrangements and understandings relating to the terms and conditions of Executive's employment relationship, termination of employment, including, without limitation, the Employment Agreement and the Intercompany Services Agreement. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE
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WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE
PERFORMED ENTIRELY WITHIN SUCH STATE.
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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                    /s/ Murray Hidary
                                    --------------------------------------------
                                    Murray Hidary

                                    EARTHWEB, INC.

                                    By:  /s/ Brian P. Campbell
                                         ---------------------------------------
                                         Name: Brian P. Campbell
                                               ------------------
                                         Title:Vice President & General Counsel
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